UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported):
December 19, 2017

Bank of Commerce Holdings

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-25135	94-2823865
(Commission File Number)	IRS Employer Identification No.

555 Capitol Mall, Suite 1255
Sacramento, California 95814
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (800) 421-2575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

On December 19, 2017, the Board of Directors (the “Board”) of Bank of Commerce Holdings, a California corporation (“BOCH” or the “Company”), in connection with a periodic review of its existing form of indemnification agreement, approved an updated form of indemnification agreement (the “Indemnification Agreement”) between the Company and each of its directors (each, an “Indemnitee”). The Company and each Indemnitee have executed the Indemnification Agreement, which Indemnification Agreement supersedes and replaces any existing indemnification agreement(s) between the Company and an Indemnitee.

The Indemnification Agreement supplements the indemnification provisions already contained in the Company’s Restated Articles of Incorporation and Amended and Restated Bylaws and generally provides that the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with the Indemnitee’s service as a director.

The foregoing description of the Indemnification Agreement set forth in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full and complete text of the Indemnification Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2017, the Board of the Company approved an amendment and restatement of the Company’s bylaws (as amended and restated, the “Restated Bylaws”), effective immediately. The principal changes effected by the Restated Bylaws are summarized below.

Meetings of Shareholders

The Restated Bylaws now require that annual meetings be held within 15 months following the last annual meeting. Also, the Board, its chairperson, or the Company's president now have the authority to call special meetings, in addition to shareholders holding shares entitled to cast, in the aggregate, not less than 10 percent of the votes at the meeting. The provisions regarding notice of shareholder meetings have been consolidated and revised to more closely correspond to the requirements of the California Corporations Code (the “Code”).

Advance Notice Procedures (Shareholder Nominations and Other Business)

As amended by the Restated Bylaws, Article II, Section 6 expands the procedures pursuant to which a shareholder may nominate a person for election to the Board or propose business to be considered at an annual meeting of the shareholders. The expanded requirements are designed to give the Board ample information and time to respond to any shareholder nominations for Board seats and shareholder proposals at annual meetings. The new requirements include:

Notice Deadlines. Notice of a shareholder nomination or a shareholder proposal regarding other business must be delivered to the secretary of the Company at the Company’s principal executive office not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting and not later than the close of business on the 90th day prior to such anniversary date. However, in the event that the date of the annual meeting will be held more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and in any event by the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company. A shareholder proposal regarding other business may also be presented in compliance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the notice provisions set forth in the rule.

Nominations. A shareholder must include in his, her or its notice to the Company nominating an individual for election to the Board all information relating to such individual that is required to be disclosed in proxy solicitations for election of directors in an election contest, or is otherwise required, by the provisions in Regulation 14A under the Exchange Act, together with such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Shareholder Business. To propose an item of business (other than the nomination of persons for election to the Board), a shareholder must set forth in his, her or its notice to the Company the information specified in the Restated Bylaws or, if applicable, Rule 14a-8 under the Exchange Act, including a brief description of the business desired to be brought before the meeting, the text of the proposal or business, and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made.

Board of Directors

Article III, Section 9 of the Restated Bylaws clarifies the procedures for acting by written consent of the Board regarding business as to which there is an “interested director” as described in Section 310(a) of the Code or a “common director” as described in Section 310(d) of the Code. Also, Article III, Section 11 of the Restated Bylaws clarifies that such section will not be construed to preclude any director from serving the Company in any other capacity and receiving compensation for those services.

Indemnification of Directors, Officers, Employees and Other Agents

Article V, Section 5 of the Restated Bylaws expands the procedures for determining that indemnification of an agent is proper because such agent has met the applicable standard of conduct by permitting the determination to be made by independent legal counsel in a written opinion if a majority vote of a quorum of directors is unobtainable. Also, Article V, Section 6 of the Restated Bylaws clarifies that the Company may advance expenses incurred by an agent in defending any proceeding for which indemnification is required. A new Section 7 has been added to Article V to the effect that any rights to indemnification or advances under Article V will be (i) deemed contractual rights and be effective to the same extent as if provided for in a contract between the Company and an agent entitled to indemnification and (ii) enforceable by or behalf of the person holding such right in any court of competent jurisdiction if the claim for indemnification or advances is denied, in whole or in part, or no disposition of such claim is made within 90 days of submission. In addition to other clarifying changes to Article V, new Section 11 provides that the Company shall have the power to purchase and maintain insurance on behalf of any agent of the Company in accordance with the provisions of Section 317(i) of the Code.

Shares of Stock

Article VIII of the Restated Bylaws has been revised to provide that, subject to the continued right of a shareholder to request a physical certificate for his, her or its shares, shares of the Company’s stock will be issued, recorded and transferred exclusively in uncertificated, book-entry form in accordance with a direct registration program operated by a clearing agency registered under Section 17A of the Exchange Act. This system allows the Company's shareholders to register shares of the Company's common stock in their names without the issuance of physical certificates and to electronically transfer shares to brokers. Previously, the Company was merely authorized to adopt a system of issuance, recordation and transfer of uncertificated shares approved by rules of the Securities and Exchange Commission and the securities exchange on which the Company's common stock is traded.

Emergency Bylaws

The Restated Bylaws add a new Article XIII setting forth emergency bylaws that would apply in the event of an “emergency” as defined in Article XIII.

Technological Updates and Other Ministerial Changes

The Restated Bylaws include amended provisions to reflect changes in the technologies used to perform tasks and to otherwise permit electronic communication. In particular, the Restated Bylaws permit: (i) notice to be given by electronic transmission for all meetings of shareholders, (ii) proxies to be signed by electronic transmission or otherwise, and (iii) meetings of the Board to be held by electronic video screen communication, provided that all directors participating in the meeting can hear one another, or by electronic transmission by and to the Company subject to certain conditions. Other ministerial, clarifying, conforming, organizational, stylistic and renumbering changes not described above, including revisions intended to reflect more closely the Company's operations, as well as certain requirements of the Code and the Exchange Act, were also made in the Restated Bylaws.

The foregoing summary of provisions of the Restated Bylaws that were adopted or changed by amendment is qualified in its entirety by reference to the full text of the Restated Bylaws. A copy of the Restated Bylaws, marked to show the language that has been added or deleted, is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The full text of the Restated Bylaws as amended is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01 – Other Events

On December 20, 2017, the Company issued a press release announcing that its Board has declared a quarterly cash dividend of $0.03 per share of common stock, payable on January 12, 2018 to shareholders of record as of January 2, 2018.

The press release issued by the Company announcing the dividend is attached hereto as Exhibit 99.1 and is incorporated herein by reference pursuant to General Instruction F to Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Bylaws of Bank of Commerce Holdings, dated December 19, 2017 (marked to show amendments)
3.2	Amended and Restated Bylaws of Bank of Commerce Holdings, dated December 19, 2017
10.1	Form of Indemnification Agreement
99.1	Press Release dated December 20, 2017 announcing quarterly cash dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 20, 2017

/s/ Samuel D. Jimenez
By: Samuel D. Jimenez
Executive Vice President - Chief Operating Officer

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